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                                                                 EXHIBIT 10.9


                                LEASE AGREEMENT
                                ---------------

     This Lease Agreement made and entered into this ____ day of March, 1993 by and between David Scott Carlick, a resident of the State of California (herein "Landlord"), and Poppe Tyson, Inc., a New York corporation (herein "Tenant").

                             W I T N E S S E T H :

                             1.  LEASE OF PREMISES

     Landlord, as the owner of the building at 707 California Street, Mountain View, California (the "Building"), hereby leases to Tenant, and Tenant hereby leases from Landlord, the said Building which consists of 11,000 rentable square feet as set forth on Exhibit "A" hereto (the "Premises"), for the Term and subject to the provisions of this Lease.

                                    2.  TERM

     The term of this Lease shall be operable for a period of five (5) years commencing April 1, 1993 and expiring March 31, 1998, except that Tenant may terminate this Lease at the end of any calendar month subject to written notice to Landlord and provided that the effective date thereof shall not be earlier than ninety (90) days subsequent to Landlord's receipt thereof. The term may begin prior to the date set forth above, except that the expiration date shall not be effected by such earlier commencement.

                                    3.  RENT

     The Tenant agrees to pay to Landlord, except as hereinafter provided, a Monthly Rent for the Premises at the rate of Sixteen Thousand Five Hundred Dollars ($16,500.00) per month. The Monthly Rent shall increase by the sum of Two hundred Thirty Dollars ($230.00) per month during each calendar year of the lease term subsequent to the initial calendar year of the term. Monthly Rent shall be paid in advance on the first day of each calendar month of the term. If the term shall commence on other than the first day of a calendar month, the rental for such month shall be equitably pro-rated.

     Tenant shall pay the Rent to Landlord at the Building, or to such person or at such other place as Landlord shall designate by written notice to Tenant.
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                              4.  SERVICES

     A. Landlord, at Landlord's expense, shall provide (1) heat and air conditioning to the extent necessary for the comfortable occupancy and use of the Premises; (2) city water from the regular Building outlets for drinking, lavatory and toilet purposes; (3) cleaning and janitorial service in and about the Premises; and (4) window washing or washing of windows in the Premises, inside and out, weather permitting, not less frequently than two times during each calendar year.

     B. Landlord, at Landlord's expense, shall furnish electric power in the Building and Building lighting fixtures and electrical service to the Premises required by Tenant.

     C. If as a result of any failure to furnish or delay in furnishing any of the services described in sections A and B above, the Premises are rendered untenantable and are not employed for business purposes by Tenant for a period of 72 consecutive hours, then Rent shall abate for the term of such untenantability until Tenant is able to resume occupancy of the Premises. Tenant agrees that Landlord shall not be liable for damages for failure to furnish or delay in furnishing any service which failure or delay is caused, in whole or in part, by war, insurrection, civil disturbance, riots, acts of God, governmental action or any other act or cause beyond the reasonable control of Landlord.

     D. Tenant shall make arrangements directly with the telephone company for telephone service in the Premises desired by Tenant. Tenant shall pay the cost of all telephone charges incurred in the Premises.

                               5. USE OF PREMISES

     Tenant shall occupy and use the Premises for general office and purposes incident thereto, but shall not occupy or use the Premises or permit the Premises to be occupied or used for any purpose, act or thing which is in violation or any public law, ordinance or governmental regulation, which may be dangerous to persons or property, which may invalidate or increase the amount of premiums for any policy of insurance carried on the Building or violate the terms thereof, and if any additional amount of insurance premium is payable as a result of Tenant's occupancy or use of the Premises, Tenant shall pay to Landlord the additional amount on demand. Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything in the Premises which is in violation of rules, regulations or

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requirements of the Omaha Fire Department or any other similar authority having jurisdiction over the Building.

                           6.  CONDITION OF PREMISES

     Tenant shall notify Landlord in writing during the term of any defects in the Premises. Except for defects described in such notice and latent defects, Tenant will be conclusively presumed to have accepted the Premises in the condition existing on the date Tenant first takes possession, and to have waived all claims relating to the condition of the Premises. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Building and no representation respecting the condition of the Premises or the Building has been made by or on behalf of Landlord to Tenant, except as stated in this Lease.

                         7.  ASSIGNMENT AND SUBLETTING

     Tenant shall not: (1) encumber or mortgage this Lease or any interest under this Lease; (2) allow any lien upon Tenant's interest under this Lease by operation of law; (3) transfer, assign or sublease all or any portion of the Premises without prior written consent of Landlord, except that Landlord shall not unreasonably or arbitrarily withhold its consent thereto.

     In the event of any sublease of the Premises, or any assignment, conveyance, encumbrance, mortgage or transfer of this Lease or Tenant's interest under this Lease, Tenant shall not be released or discharged from any liability, whether past, present or future, under this Lease.

                                  8.  REPAIRS

     A.  Except as otherwise provided in section B of this Article 8, and in
Article 14 hereof, Tenant shall, at its own expense: (1) subject to the provisions of Article 8 and except for damage caused by Landlord, its agents or servants, keep the Premises in good condition and repair during the Term, reasonable wear and tear excepted, and (2) promptly and adequately repair all damage to the Premises caused by Tenant or any of its agents or employees.

     B. Landlord shall maintain and make necessary repairs to the structural elements of the Building, and to the electrical, plumbing, heating, ventilating and air conditioning systems in the Building and exterior windows, except for the cost of repairing any damage to any of the foregoing caused by the act or neglect of Tenant, its agents or employees.

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                       9.  ALTERATIONS AND IMPROVEMENTS

     A. All structural alterations, improvements, additions or installations in or to the Premises, including installation of telephone or other similar systems, and the performance of all similar work in the Premises proposed to be done by or at the request of Tenant, or in or to the Premises, shall require Landlord's prior written consent, which consent shall not be unreasonably withheld. Before commencement of any such work or delivery of any materials into the Premises, Tenant, if Landlord shall request in writing, shall furnish to Landlord for approval: architectural plans and specifications and instruments of indemnification and waivers of lien against any and all claims, costs, expenses, damages and liabilities which may arise in connection with such work, all in such form and amount as shall be reasonably satisfactory to Landlord. Whether or not Tenant furnishes the foregoing, Tenant agrees to hold Landlord and Landlord's beneficiaries and their respective agents and employees forever harmless against all claims and liabilities of every kind, nature and description which may arise out of or in any way connected with such work. All such work shall comply with all insurance requirements and with all laws, ordinances, rules and regulations of all governmental authorities, and shall be done in a good and workmanlike manner and with the use of good grades of materials. All alterations, improvements, additions and installations to or in the Premises shall become part of the Premises at the time of installation.

     B. Tenant agrees not to suffer or permit any lien of any mechanic or materialman to be placed or filed against the Premises, the Building or the real estate on which it is located. In case any such lien shall be filed, Tenant shall immediately satisfy and release such lien of record.

                    10.  RESERVATION OF RIGHTS BY LANDLORD

     Landlord shall have the right, exercisable without notice, (1) to designate or approve prior to installation of signs and all internal lighting, fixtures or equipment that may be visible from the exterior of the Premises or the Building, and (2) to take any and all reasonable measures, including inspections, repairs, alterations, decorations, additions and improvements to the Premises or to the Building, as may be reasonably necessary or desirable in the operation thereof or for the safety, protection or preservation thereof or Landlord's interest therein.

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                      11.  WAIVER OF CLAIMS AND INDEMNITY

     A. Tenant hereby releases and waives all claims against Landlord for injury or damage to person, property or business sustained in or about the Building or the Premises by Tenant, its agents, employees or servants, other than by reason of the negligence or willfulness of Landlord or Landlord's agents or employees.

     B. Tenant agrees to indemnify and hold harmless Landlord against any and all claims arising from Tenant's improper use or occupancy of the Premises or from any breach or default on the part of Tenant in the performance of any agreement of Tenant to be performed pursuant to the terms of this Lease.

     C. Tenant agrees to maintain in good standing during the Term of this Agreement a policy of liability coverage with single limits of not less than $1,000,000.00 for injury to any person or persons and for damage to property, in which Landlord is designated as an additional insured.

                           12.  LANDLORD'S REMEDIES

     A. If any involuntary petition or similar pleading is filed in any court under any section of the federal Bankruptcy Act (as from time to time amended) seeking to declare Tenant bankrupt, or seeking a plan of reorganization for Tenant under the federal Bankruptcy Act, and such petition or pleading is not withdrawn or denied within fifteen (15) days after its filing, or if any voluntary petition or similar pleading is filed in any court under any section of the federal Bankruptcy Act (as amended from time to time) seeking to declare Tenant bankrupt or seeking a plan of reorganization or arrangement for Tenant, then in any such event Landlord may, if Landlord so elects, but not otherwise, and with or without other action by Landlord, immediately terminate this Lease. Upon such termination, Landlord shall be entitled to recover immediately from Tenant as liquidated damages an amount equal to the entire amount of Rent for the shorter of the following periods: (1) the remainder of the Term following such termination; or (2) to the extent permitted by law in the case of proceedings under the federal Bankruptcy Act commencing on the date of surrender of the Premises to Landlord or at the date of re-entry by Landlord, whichever occurs first; plus all unpaid Rent and other sums owed by Tenant to Landlord at the time of such termination.

     B. In the event: (1) Tenant defaults in the payment of Rent and does not cure the default within ten (10) days after written demand for payment; or (2) Tenant defaults in

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the prompt and full performance of any other provision of this Lease and does not cure the default within fifteen (15) days after written demand by Landlord that the default be cured, or with respect to a default which cannot reasonably be cured within fifteen (15) days, Tenant fails to commence such cure within said fifteen (15) day period or fails diligently to complete such cure thereafter; or (3) Tenant makes an assignment for the benefit of creditors or takes any action towards a general compromise of its debts or a composition with its creditors; then and in any such event Landlord may, if Landlord elects, either immediately terminate this Lease and Tenant's right to possession of the Premises or, without terminating this Lease, immediately terminate Tenant's right to possession of the Premises.

     C. In the event Landlord elects to terminate this Lease and Tenant's right to possession, as provided in section B above, Landlord shall be entitled to recover from Tenant damages in an amount equal to the value of all Rent reserved under this Lease for the remainder of the Term following such termination plus all unpaid Rent and other sums then owed by Tenant to Landlord at the time of such termination, reduced by the then rental value of the Premises.

     D. In the event Landlord elects to terminate Tenant's right to possession only without terminating this Lease, Landlord may, at Landlord's option, enter on to the Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possessions, the Premises; provided, however, that such entry and possession shall not terminate this Lease or release Tenant, in whole or in part, from Tenant's obligation to pay the Rent reserved under this lease for the full Term or from any other obligation of Tenant under this Lease. Landlord agrees in event of such default to exercise reasonable efforts to mitigate any damages suffered by Landlord, and if the rent collected by Landlord upon any reletting of the Premises for Tenant's account is insufficient to pay when due the full amount of all unpaid Rent and other sums owed by Tenant to Landlord plus all of Landlord's expenses of reletting, Tenant shall pay to Landlord from time to time the amount of such deficiency promptly upon demand.

     E. Upon termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession of the Premises without termination of this Lease, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean, good and tenantable condition, ordinary wear and damage by fire or other casualty excepted.

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                               13.  HOLDING OVER

     If Tenant retains possession of the Premises or any part of the Premises after the termination of this Lease by lapse of time or otherwise, Tenant shall pay to Landlord the monthly installments of Rent, at the rate payable for the month immediately preceding said holding over, computed on a per-month basis, for each month or part thereof (without reduction for any such partial month that Tenant thus remains in possession, and, in addition thereto, Tenant shall pay to Landlord all direct and consequential damages sustained by reason of Tenant's retention of possession.

                     14.  DAMAGE BY FIRE OR OTHER CASUALTY

     A. If the Building or the Premises are made substantially untenantable by fire or other casualty, Landlord or Tenant may elect either to: (1) terminate this Lease as of the date of such fire or other casualty by delivery of notice of termination to the other of them within thirty (30) days after said date; or
(2) if not so terminated, Landlord shall proceed with due diligence to repair and restore or rehabilitate the Building or the Premises.

     B. If the Premises or the Building are damaged by fire or other casualty, but are not made substantially untenantable, then Landlord shall proceed with due diligence to repair and restore the Building or the Premises, other than leasehold improvements paid for by Tenant, unless such damages occur during the last six (6) months of the Term, in which event Landlord or Tenant shall have the right to terminate this Lease as of the date of such fire or other casualty by delivery of written notice of termination to Tenant within thirty (30) days after said date.

     C. If all or any part of the Premises are rendered substantially untenantable by fire or other casualty, Rent shall abate for all or the part of the Premises which are untenantable on a per diem basis from and after the date of the fire or other casualty and until the premises are repaired and restored.

                              15.  EMINENT DOMAIN

     A. In the event the whole or any substantial part of the Building or the Premises shall be sold to or taken or condemned by any competent authority for any public or quasi-public use, this Lease shall terminate as of the date of the sale to, or taking of possession by, the condemning authority, and Rent shall be apportioned as of said date.

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     B.  In the event a part of the Premises shall be sold, taken or condemned for any public or quasi-public use and this Lease is not terminated pursuant to section A above, there shall be a reduction in the Rent payable under this Lease proportionate to the part of the Premises so sold or taken.

     C. Landlord shall be entitled to receive the entire award from any such sale, taking or condemnation without any payment to Tenant, and Tenant hereby assigns to landlord Tenant's interest, if any, in such award; provided, however, Tenant shall have the right separately to pursue against the condemning authority an award in respect of the loss, if any, to leasehold improvements paid for by Tenant and costs of moving incident to such proceeding.

                             16.  ANTI-SUBROGATION

     Landlord and Tenant hereby waive all claims for recovery from each other for any loss or damage to them or to any of their property insured under valid and collectible insurance policies to the extent of the proceeds collected under such insurance policies.

                          17.  RULES AND REGULATIONS

     Tenant agrees, for itself and each of their respective customers, invitees and guests, to comply fully with reasonable rules and regulations, and with such reasonable modifications and additions to such rules and regulations as Landlord may make for the Building, except such modifications shall not materially interfere with the use of the Premises for the purposes permitted under this Lease.

                  18.  SUBORDINATION OF LEASE AND ATTORNMENT

     A. This lease and the rights of Tenant and all those claiming by, through or under Tenant under this Lease shall be and are hereby made expressly subject and subordinate at all times to the lien of any first mortgage now or hereafter existing against the Building and/or any ground leasehold estate. Tenant agrees to execute and deliver such instruments subordinating this Lease to any lien of any such first mortgage as may be requested in writing by Landlord from time to time.

     B. In the event of the foreclosure of any such mortgage by summary proceedings, voluntary agreement or otherwise, to the commencement of any judicial action seeking such foreclosure, Tenant shall attorn to and recognize any first mortgagee as Tenant's Landlord under this Lease. Tenant agrees to execute and deliver at any

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time any instrument to evidence such attornment.  Tenant further hereby waives its right, if any, to elect to terminate this Lease or to surrender possession of the Premises in the event of any such mortgage foreclosure.

                                 19.  NOTICES

     A. All notices to be given by one party to the other under this Lease shall be in writing and served, in the manner hereinafter described, at the following addresses: (1) to Landlord: at the Premises, or at such other address as Landlord shall designate by notice to Tenant, and (2) to Tenant: at the Premises and at the offices of Bozell Worldwide, Inc., 10250 Regency Circle, Omaha, Nebraska 68114, or such other address as Tenant shall designate.

     B. Notices shall be effectively served by Landlord upon Tenant by hand delivery to Tenant or to an agent of Tenant, and by mailing by certified or registered mail, postage prepaid, return receipt requested.

     C. Notices shall be effectively served by Tenant upon Landlord by hand delivery to an authorized person of Landlord in the Building, or by mailing by certified or registered mail, postage prepaid, return receipt requested.

                              20.  MISCELLANEOUS

     A. Subject to the limitations contained in this Lease, each provision of this Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, assigns, executors, administrators, legal representatives and successors.

     B. The heading or captions of articles are for convenience only, are not part of this Lease, and shall not affect the interpretation of this Lease.

                             21.  QUIET ENJOYMENT

     So long as Tenant shall perform its obligations under this Lease, it shall be entitled to peaceful and quiet

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enjoyment of the Premises, subject to the terms of this Lease.


                                  ------------------------------
                                  David Scott Carlick



                                  POPPE TYSON, INC., a New York
                                  corporation


                                  By:___________________________
                                  Title:________________________

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